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This agreement dated for reference the 7th day of December 1996


                                       AGREEMENT


Between:           SERVICE SYSTEMS INTERNATIONAL INC.
                   Suite 203
                   12840 - 16th Avenue
                   White Rock, B.C., V4A 1N6

                                                   (hereinafter "Buyer")

and:               Douglas F Sommerville
                   1199 Duchess Avenue
                   West Vancouver, B.C., V7T 1H1

                                                   (hereinafter "Seller")

Whereas the Seller is the beneficial owner of 2,645,039 common shares, representing 20.62% of the outstanding common shares of UV Systems Technology Inc, a private British Columbia registered Corporation having it's registered offices at 1100 - 1055 West Hastings Street, Vancouver B.C. V6E 2E9,

and;

Whereas the Buyer wishes to purchase and Seller wishes to sell the aforementioned shares of UV Systems Technology Inc.;

now therefore, Seller and Buyer covenant and agree;

a) Seller will issue to Buyer, full and clear title in 2,645,039 shares of common stock in UV Systems Technology Inc., in exchange for 600,000 shares of Buyer common voting stock.

b) All common shares in the capital of Buyer issued in paragraph (a), will include a warrant certificate which will entitle the holder to purchase one common shares in the capital of Buyer for each common share in the capital of Buyer issued in paragraph (a) at a purchase price of two Canadian Dollars (C$2.00) per common share, at any time within four years from the date of issuance of the common shares.

c) Buyer will qualify on issuance 100,000 common shares in the capital of Buyer issued in paragraph (a) as free trading in the United States and use its best efforts to qualify as free trading in the United States the remaining common shares in the capital of Buyer I issued in paragraph
       (a) so that all common shares issued as contemplated by this Agreement are fully free trading within 24 months of issuance or as otherwise agreed between Buyer and Seller.

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                                   ...2...


d) Seller covenants and agrees to assign to Buyer all rights and ownership as and if they exist in the Incentive Stock Option Agreement between Seller and UV Systems Technology Inc., dated August 17, 1995 and attached as Schedule "A", for the sum of One Canadian Dollars (C$1.00), receipt of which is hereby acknowledged.

e) Seller covenants and agrees to assign to Buyer all rights and ownership as and if they exist in 2,520,000 shares of common voting stock in UV Waterguard Systems Inc., for the sum of One Canadian Dollars (C$1.00), receipt of which is hereby acknowledged.

f) Delivery of shares to and from Buyer and Seller and Option Agreement to Seller shall occur within thirty (30) days of date of signing of this Agreement.




       Witness, Name and Address           Service Systems International Ltd.


       /s/ O. Swinton                      /s/Ken Fielding
       -------------------------           ---------------------------------
                                           Ken Fielding

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       /s/ John R. Gaetz                   /s/Charles P Nield
       -------------------------           ---------------------------------
                                           Charles P Nield

       Witness, Name and Address

       /s/ John R. Gaetz                   /s/ Douglas F Sommerville
       -------------------------           ---------------------------------
                                           Douglas F Sommerville
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